Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286896

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT, DATED MAY 19, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 1, 2025)

$

FMC Corporation

  % Fixed-to-Fixed Reset Rate Subordinated Notes due 2055

We are offering $    million aggregate principal amount of   % Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 (the “Notes”). The Notes will bear interest (i) from, and including, the original issuance date to, but excluding,      , 2030 (“First Reset Date”) at a rate of   % per year and (ii) from, and including, the First Reset Date, during each Reset Period (as defined herein), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of   %, to be reset on each Reset Date (as defined herein); provided, that the interest rate during any Reset Period will not reset below   % (which equals the initial interest rate on the Notes).

Subject to our right to defer interest payments as described below, we will pay interest on the Notes semi-annually in arrears on     and     of each year, beginning on      , 2025. The Notes will mature on      , 2055. We may defer interest payments on the Notes on one or more occasions for up to 10 consecutive years per deferral period as described in this prospectus supplement. Deferred interest payments will accumulate additional interest at a rate equal to the interest rate then applicable to the Notes, to the extent permitted by law. We may redeem the Notes at our option at the times and at the redemption prices described in this prospectus supplement.

The Notes will be our general unsecured subordinated obligations and will rank junior in right of payment to all of our other existing and future senior indebtedness (as defined herein) and will be structurally subordinated to the indebtedness of our subsidiaries. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will not be listed on any securities exchange. Currently, there is no public trading market for any of the Notes.

See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an evaluation of an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	%	$
Underwriting discount	%	$
Proceeds, before expenses, to FMC (1)%		$

(1)	Plus accrued interest from May , 2025, if settlement occurs after that date.

The Notes are expected to be delivered on or about      , 2025. Delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., against payment therefor in immediately available funds.

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	Santander

The date of this prospectus supplement is      , 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering of Notes. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Notes or this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under the “Documents Incorporated by Reference” section in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of the documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement to “FMC,” “we,” “us,” “our,” the “Company” or similar references mean FMC Corporation and its consolidated subsidiaries.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement may contain statements that are “forward-looking” and provide other than historical information.

In some cases, we have identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Additional factors include, among other things, the risk factors and other cautionary statements filed with the SEC as well as other SEC filings and public communications. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. We undertake no obligation, and specifically disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

SUMMARY

The information below is a summary of the more detailed information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the Notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the information under the headings “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

FMC Corporation

We are a global agricultural sciences company dedicated to providing farmers innovative solutions that increase the productivity and resilience of their land. From our industry-leading development pipeline to novel biologicals and precision technologies, we are passionate about the power of science to solve agriculture’s biggest challenges. Our innovative crop protection solutions help growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. We are committed to discovering new insecticide, herbicide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet.

We were incorporated in 1928 under Delaware law and have our principal executive offices at 2929 Walnut Street, Philadelphia, Pennsylvania 19104. Our telephone number is (215) 299-6000.

We maintain a website at http://www.fmc.com. The information on and contents of our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains information about the Notes and is not intended to be complete. For a more complete description of the Notes, please refer to the section in this prospectus supplement entitled “Description of the Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities.” Unless the context requires otherwise, all references to “we” and the “Company” in this “Summary—The Offering” section refer to only FMC Corporation and not its subsidiaries.

Issuer	FMC Corporation

Securities Offered	$ aggregate principal amount of % Fixed-to-Fixed Reset Rate Subordinated Notes due 2055.

Maturity Date	The Notes will mature on , 2055.

Interest Payment Dates	Subject to our right to defer the payment of interest on the Notes as described under “—Option to Defer Interest Payments” below, we will pay interest on the Notes semi-annually in arrears on and of each year, beginning on , 2025. Interest on the Notes will accrue from , 2025.

Interest Rate	The Notes will bear interest (i) from, and including, the original issuance date to, but excluding, , 2030 (“First Reset Date”) at a rate of % per year and (ii) from, and including, the First Reset Date, during each Reset Period (as defined in “Description of the Notes”), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined in “Description of the Notes”) as of the most recent Reset Interest Determination Date (as defined in “Description of the Notes”) plus a spread of %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below % (which equals the initial interest rate on the Notes).

Option to Defer Interest Payments

So long as no event of default with respect to the Notes has occurred and is continuing, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on the Notes, an “Optional Deferral Period”). In other words, we may declare at our discretion up to a 10-year interest payment moratorium on the Notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the Notes, and we may not begin a new Optional Deferral Period with respect to the Notes, and may not pay current interest on the Notes, until we have paid all accrued interest on the Notes from the previous Optional Deferral Period. We may also elect, at our option, to shorten the length of any Optional Deferral Period.

Any deferred interest on the Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Notes to the extent permitted by applicable law. Once we pay all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

See “Description of the Notes—Option to Defer Interest Payments.”

Certain Restrictions during an Optional Deferral Period

The terms of the Notes will require that during an Optional Deferral Period, we will not do any of the following, subject to certain exceptions:

•  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

•  make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank equally with, or junior to, the Notes in right of payment (including debt securities of other series issued under the Subordinated Indenture (as defined herein); or

•  make any payments with respect to any guarantee by us of any indebtedness if such guarantee ranks equally with or junior to the Notes in right of payment.

See “Description of the Notes—Option to Defer Interest Payments.”

Subordination; Ranking

The Notes will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all senior indebtedness (as defined in “Description of the Notes”) of the Company. The Notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of our subsidiaries and will therefore be structurally subordinated to all existing and future indebtedness and other obligations, including trade payables, of our subsidiaries.

At March 31, 2025, we had approximately $3,722.5 million of senior indebtedness (as defined under the Subordinated Indenture) outstanding. In addition, as of December 31, 2024, we had no material secured indebtedness and our subsidiaries had $281 million of indebtedness (not including trade payables) that would be structurally senior to the Notes.

See “Description of the Notes—Ranking.”

Use of Proceeds	We intend to use the net proceeds from this offering to (i) redeem all of the $500,000,000 aggregate principal amount of our 5.150% Senior Notes due May 18, 2026 (the “2026 Notes”) and (ii) for general corporate purposes, including the repayment of debt.

Optional Redemption	We may redeem the Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day during the period commencing on the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and, (ii) after the First Reset Date, on any interest payment date for the Notes.

See “Description of the Notes—Redemption—Optional Redemption.”

Right to Redeem at Tax Event	The Notes are redeemable, in whole, but not in part, at 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, on any date no later than 120 days following the occurrence of a Tax Event (as defined herein). See “Description of the Notes—Redemption—Right to Redeem at Tax Event.”

Right to Redeem at Rating Agency Event

The Notes are redeemable, in whole but not in part, at 102% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, on any date no later than 120 days following a Rating Agency Event (as defined herein). See “Description of the Notes—Redemption—Right to Redeem at Rating Agency Event.”

Issuance of Additional Notes	We may create and issue additional debt securities having the same terms (other than the original issuance date and, under certain circumstances, the issue price and initial interest payment date) of the Notes offered hereby, so that such additional debt securities will be consolidated with the Notes offered hereby , including for purposes of voting and redemptions. See “Description of the Notes—Further Issuances.”

Form and Denomination	We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive form and will not be considered holders of Notes under the Subordinated Indenture. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conflicts of Interest	Certain of the underwriters or their respective affiliates may be holders of our 2026 Notes, which we intend to redeem with a portion of the net proceeds of this offering. Accordingly, such underwriters or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Material U.S. Federal Income Tax Considerations	See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding whether to invest in the Notes.

Governing Law	The Notes will be, and the Subordinated Indenture is, governed by the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association

RISK FACTORS

Investing in the Notes involves risks. You should carefully consider all of the risk factors described below and the information included elsewhere in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein, including the information under the headings “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, before deciding to invest in the Notes. As used in this section “Risk Factors”, the terms “we”, “us” and “our” refer only to FMC Corporation and not to any of its subsidiaries. We also urge you to consider carefully the factors set forth under the heading “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Notes

The Notes are subordinated to all of our senior indebtedness and structurally subordinated to all obligations of our subsidiaries, and the Subordinated Indenture does not limit the aggregate amount of indebtedness that we or our subsidiaries may issue.

Our obligations under the Notes are subordinate and junior in right of payment to all of our senior indebtedness (as defined in “Description of the Notes—Ranking”). This means that we cannot make any payments on the Notes if we default on a payment of any of our senior indebtedness or if any other default occurs concerning any senior indebtedness, which permits the holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time or both; provided, that, in each case, such default has continued beyond the point of grace, if any, provided for such default, and such shall not have been cured or waived or shall not have ceased to exist.

In addition, in the event of any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or other proceedings of the Company, funds which we would otherwise use to pay the holders of the Notes will first be used to pay our senior indebtedness in full. At March 31, 2025, on an unconsolidated basis, we had approximately $3,722.5 million aggregate senior indebtedness outstanding.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes. In addition, any payment of dividends, loans, or advances by our subsidiaries could be subject to statutory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon its bankruptcy, liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. At March 31, 2025, our subsidiaries had approximately $281 million of indebtedness (not including trade payables).

The Notes are not secured by any of our assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the Notes with respect to those assets. As of March 31, 2025, we had no material secured indebtedness outstanding.

There are no terms in the Notes or in the Subordinated Indenture will be issued or in the Notes that limit our ability to incur additional indebtedness (including senior indebtedness) or our subsidiaries’ ability to incur additional indebtedness or other obligations, and we and our subsidiaries expect to incur additional indebtedness and obligations from time to time that will be senior to the Notes.

The Notes are not protected by restrictive covenants.

The terms of the Notes and the Subordinated Indenture may not be sufficient to protect your investment in the Notes. For example, there will be no financial covenants in the Subordinated Indenture, and you do not have any rights to require the Company to repurchase the Notes prior to their maturity.

Holders of the Notes and the trustee under the Subordinated Indenture may accelerate payment of the principal and interest on the Notes only upon the occurrence and continuation of certain events of default.

Payment of principal and interest on the Notes may be accelerated upon the occurrence of an event of default under the Subordinated Indenture related to failure to pay interest within 30 days after it is due, failure to pay principal on the Notes when due and certain events of bankruptcy, insolvency, receivership or reorganization relating to us (but not our subsidiaries). If we fail to comply with the other covenants under the Subordinated Indenture or the Notes, there are no related events of default and no right to accelerate the Notes. The only remedies available to the holders of the Notes are as described under “Description of the Notes—Events of Default.” As a result, if we violate any of the covenants, the Notes will remain outstanding and their obligations thereunder will remain unchanged.

While it is not possible for the interest rate on the Notes to decrease below the initial interest rate on the Notes, the interest rate on the Notes may fluctuate over time.

The interest rate on the Notes from the original issuance date to the First Reset Date will be    % per year. Beginning on the First Reset Date, the interest rate on the Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of   %; provided, that the interest rate on the Notes during any Reset Period will not reset below    %. Accordingly, while it is not possible for the interest rate on the Notes to decrease below the initial interest rate on the Notes, the interest rate on the Notes for a given Reset Period subsequent to the initial Reset Period may decrease as compared to the interest rate for one or more prior Reset Periods. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

As noted above, the annual interest rate on the Notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the Reset Interest Determination Date (provided, that the interest rate during any Reset Period will not reset below the initial interest rate). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.

We may elect to defer interest payments at our option for one or more periods of up to 10 years.

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the Notes for one or more periods of up to 10 consecutive years. See “Description of the Notes—Option to Defer Interest Payments.”

We are not permitted to pay current interest on the Notes until we have paid all outstanding deferred interest on the Notes, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period , we will be prohibited from paying current interest on the Notes subject to such deferral until we have paid all accrued and unpaid deferred interest on the Notes. As a result, we may not be able to pay current interest on the Notes if we do not have available funds to pay all accrued and unpaid interest, including deferred interest, on the Notes.

The after-market price of the Notes may be discounted significantly if we defer interest payments.

If we defer interest payments on the Notes, you may be unable to sell the Notes at a price that reflects the value of deferred amounts. To the extent a trading market develops for the Notes, that market may not continue during an Optional Deferral Period or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell the Notes at those times, either at a price that reflects the value of required payments under the Notes or at all.

If we defer interest payments on the Notes, there will be United States federal income tax consequences to holders of the Notes.

If we defer interest payments on the Notes, the Notes would be treated as having been reissued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, if you are a “U.S. Holder” (as defined under “Material U.S. Federal Income Tax Considerations” in this prospectus supplement) of the Notes, you generally would be required to include such OID in income as it accrues, using a constant yield method, regardless of your method of accounting for United States federal income tax purposes, and in advance of the receipt of any cash to which such OID is attributable.

If you sell the Notes before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest even if you reported it as income for tax purposes during the Optional Deferral Period. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the applicable Optional Deferral Period. Moreover, amounts that you were required to include in income in respect of the Notes during the applicable Optional Deferral Period will be added to your adjusted tax basis in the applicable Notes, but may not be reflected in the amount that you realize on the sale. To the extent the amount realized on a sale is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes. The deductibility of capital losses is subject to limitations. You should consult your own tax advisor regarding the tax consequences of an investment in the Notes. See “Material U.S. Federal Income Tax Considerations—U.S. Holders—Sale, or Other Taxable Disposition of Notes.”

If the U.S. Internal Revenue Service (“IRS”) were to treat the Notes as equity for tax purposes, there may be adverse U.S. federal income tax consequences to holders of the Notes.

The determination of whether a security is classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. Based upon the analysis of the relevant facts and circumstances, we believe the Notes should be classified as indebtedness for U.S. federal income tax purposes and we intend to so treat the Notes. By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness for U.S. federal income tax purposes. There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes.

If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes would be treated for U.S. federal income tax purposes as dividends to the extent of our current or accumulated earnings and profits. In the case of holders who are not U.S. persons for federal income tax purposes, interest payments treated as dividends would generally be subject to withholding tax at a rate of 30% under the U.S. federal income tax rules unless the withholding tax rate is reduced or eliminated by an applicable treaty.

You should consult your tax advisor regarding the appropriate characterization of the Notes and the tax consequences that would apply to you if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Rating agencies may change their practices for rating the Notes, which change may affect the market price of the Notes. In addition, we may redeem the Notes if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes.

The rating agencies that currently or may in the future publish a rating for us, certain of which are expected to initially publish a rating of the Notes, may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Notes. If the rating agencies change their practices for rating securities with features similar to the Notes in the future, and the ratings of the Notes are subsequently lowered, that could have a negative impact on the trading price of the Notes. In addition, we may redeem Notes at our option, in whole, but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes. See “Description of the Notes—Redemption—Right to Redeem at a Rating Agency Event.”

Credit ratings may not reflect all risks.

The credit ratings assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs.

Redemption may adversely affect your return on the Notes and the Company only expects to redeem the Notes if it is in the Company’s best interest as determined in its sole discretion.

The Notes do not have a mandatory redemption date and are not redeemable at the option of holders of the Notes. We have the right to redeem some or all of the Notes (i) during the 90 days prior to, and including the First Reset Date and (ii) on any subsequent interest payment date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the Notes—Redemption—Optional Redemption of the Notes.” In addition, we may, at our option, redeem the Notes before the maturity date, in whole but not in part, on any date not later than 120 days following the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, as described under “Description of the Notes—Redemption—Right to Redeem at Tax Event.” We may also, at our option, redeem the Notes before the maturity date, in whole but not in part, on any date not later than 120 days following a Rating Agency Event at a redemption price equal to 102% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, as described under “Description of the Notes—Redemption—Right to Redeem at Rating Agency Event.”

If we exercise any of these redemption rights, we may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes. Additionally, any decision we may make at any time to redeem the Notes will be determined in our sole discretion and depend upon, among other things, an evaluation of our capital position, the composition of our shareholders’ equity, our outstanding senior debt and general market conditions at that time.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established public market. We do not intend to list the Notes on any national or international securities exchange or arrange for them to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the Notes, and they may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active trading market for the Notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for the Notes will be free from disruptions that may adversely affect the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering price, depending upon our credit ratings with major credit rating agencies, prevailing interest rates, the market for similar Notes, our performance, our election to defer interest payments on the Notes (see “Description of the Notes—Option to Defer Interest Payments”), overall conditions of the economy and financial markets and other factors. If an active trading market does develop, changes in our credit ratings or in the debt markets could adversely affect the market price of the Notes.

USE OF PROCEEDS

We expect that we will receive approximately $     million in net proceeds from this offering, after deducting the underwriting discount and offering expenses payable by us. We intend to use the net proceeds from this offering to (i) redeem all of the $500,000,000 aggregate principal amount of our 5.150% Senior Notes due 2026 (the “2026 Notes”) and (ii) for general corporate purposes, including the repayment of debt. Prior to the application of any proceeds from this offering, we expect to invest the proceeds in short-term, interest-bearing investments.

Certain of the underwriters and/or their affiliates may be holders of our 2026 Notes and, accordingly, may receive a portion of the net proceeds of this offering in connection with the repayment of our 2026 Notes. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table shows our short-term debt and total capitalization as of March 31, 2025 on an actual basis and as adjusted to reflect the offering of the Notes. This table should be read in conjunction with our consolidated financial statements, including the accompanying notes, which are incorporated by reference in this prospectus supplement.

	As of March 31, 2025
	Actual	As Adjusted
	(dollars in millions, except share and par value data)
Short-term debt:
Short-term foreign debt	$199.1	$
Commercial paper	694.8
Current portion of long-term debt	81.9

Total short-term debt and current portion of long-term debt	$975.8	$

Long-term debt:
Pollution control and industrial revenue bonds due 2032 (less unamortized discounts of $0.1 and $0.1, respectively)	$49.9	$
3.200% Senior Notes due 2026, 5.150% Senior Notes due 2026, 3.450% Senior Notes due 2029, 5.650% Senior Notes due 2033, 4.500% Senior Notes due 2049 and 6.375% Senior Notes due 2053 (less unamortized discount of $1.6 and $1.6, respectively) (1)	2,998.4
Revolving Credit Facility	—
Foreign debt	81.9
Debt issuance cost	(20.6)
Notes offered hereby (excluding unamortized discounts)	—

Total debt	3,109.6

Less: debt maturing within one year	81.9

Total long-term debt	$3,027.7	$

Equity:
Preferred stock, no par value, authorized 5,000,000 shares; no shares issued	$—	$
Common stock, $0.10 par value, authorized 260,000,000 shares; 185,983,792 issued shares	18.6
Capital in excess of par value of common stock	953.7
Retained earnings	6,549.2
Accumulated other comprehensive income (loss)	(415.1)
Treasury stock, common, at cost: 61,074,565 shares	(2,724.4)

Total FMC stockholders’ equity	4,382.0

Noncontrolling interests	29.6

Total equity	4,411.6

Total capitalization	$8,415.1	$

(1)	Does not give effect to the redemption or repayment of the 2026 Notes with a portion of the net proceeds of the offering of the Notes.

DESCRIPTION OF THE NOTES

The Notes offered hereby will constitute a new series of debt securities to be issued under the subordinated indenture to be dated May  , 2025 (the “Subordinated Indenture”), by and between FMC Corporation and U.S. Bank Trust Company, National Association, as trustee. A form of the Subordinated Indenture is incorporated by reference into the registration statement of which the accompanying prospectus is a part. The terms of the Subordinated Indenture are more fully described in the accompanying prospectus. The following description is only a summary of the material provisions of the Notes and the Subordinated Indenture. You should read the documents in their entirety because they, and not this description, define your rights as a holder of Notes. Unless the context requires otherwise, all references to “we” and the “Company” in this “Description of the Notes” section include only FMC Corporation and not its subsidiaries.

General

We are offering $    aggregate principal amount of   % Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 (the “Notes”), which constitutes a series of subordinated debt securities described in the accompanying prospectus. The Notes will mature on      , 2055. This description supplements, and to the extent inconsistent therewith, replaces the descriptions of the general terms and provisions contained in “Description of Debt Securities” in the accompanying prospectus.

The Notes will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 thereof. No service charge will be made for any registration of transfer or any exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Subordinated Indenture does not contain any provisions that would limit our ability to incur indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity, nor does it contain covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

In addition, the Subordinated Indenture does not contain any provisions which would require us to repurchase or redeem or otherwise modify the terms of any of the Notes upon a change in control or other events involving us which may adversely affect the value of the Notes. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus.

If any interest payment date, redemption date or the maturity date of the Notes is not a business day, then payment of interest and/or principal will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.

Further Issuances

The Subordinated Indenture does not limit the amount of debt securities that we may issue. We may from time to time, without notice to or the consent of the registered holders of the Notes offered hereby, create and issue additional debt securities having the same terms (other than the original issuance date and, under certain circumstances, the issue price and initial interest payment date) as the Notes being issued in this offering and any such additional debt securities shall be consolidated and form a single series with the Notes being issued in this offering, including for purposes of voting and redemptions. No such additional debt securities may be issued if an “event of default” (as such term is defined below) has occurred and is continuing with respect to the Notes being issued in this offering.

Ranking

The Notes will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all senior indebtedness (as defined below) of the Company.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the Notes are entitled to receive a payment on account of the principal or interest on the Notes in the following circumstances:

•

upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings of the Company; or

•

if a default occurs for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such a default must have continued beyond the period of grace, if any, provided for such default, and such a default shall not have been cured or waived or shall not have ceased to exist.

“senior indebtedness” means all of the our obligations, whether presently existing or from time to time hereafter incurred, created assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

(i)	all of our obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

(ii)	all of our Capital Lease Obligations (as defined below) and finance lease obligations;

(iii)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit facility;

(iv)

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(v)

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of our other outstanding variable or floating rate indebtedness;

(vi)

all obligations of the types referred to in clauses (i) through (v) above of another person which we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise become liable for, under any agreement;

(vii)	all compensation and reimbursement obligations of the Company to the trustee pursuant to certain terms of the Subordinated Indenture; and

(viii)

all amendments, modifications, renewals, extensions, refinancings, replacements or refundings by us of any such senior indebtedness referred to in clauses (i) through (vii) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced senior indebtedness);

provided, however, that the following shall not constitute senior indebtedness: (A) trade accounts payable and accrued liabilities arising in the ordinary course of business or (B) any obligation, amendment, modification, renewal, extension, refinancing, replacement or refunding that by the terms of the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment and upon liquidation to or is equal in right of payment and upon liquidation with the Notes.

At March 31, 2025, we had approximately $3,722.5 million of senior indebtedness (as defined under the Subordinated Indenture) outstanding. In addition, as of March 31, 2025, we had no material secured indebtedness and our subsidiaries had $281 million of indebtedness (not including trade payables) that would be structurally senior to the Notes.

There are no terms in the Subordinated Indenture or the Notes that limit our ability to incur additional indebtedness or our subsidiaries’ ability to incur additional indebtedness or issue preferred securities. We and our subsidiaries expect to incur additional indebtedness from time to time that will be senior to the Notes.

“Capital Lease Obligations” means with respect to any person any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP (as defined in the Subordinated Indenture); the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity (as defined in the Subordinated Indenture) thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

Interest

Subject to our right to defer interest payments as described under “—Option to Defer Interest Payments” below, we will pay interest semi-annually in arrears on     and     of each year, beginning on      , 2025.

Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

So long as the Notes remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day before the applicable interest payment date. If the Notes are not in book-entry form, the record date for each interest payment date will be the close of business on the fifteenth calendar day (whether or not a business day) before the applicable interest payment date.

The Notes will bear interest (i) from, and including, the original issuance date to, but excluding, the First Reset Date at a rate of   % per year (the “Initial Interest Rate”) and (ii) from, and including, the First Reset Date, during each Reset Period (as defined below), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined below) as of the Reset Interest Determination Date (as defined below) for such Reset Period plus a spread of   %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below the Initial Interest Rate.

The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“First Reset Date” means      , 2030.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be the Initial Interest Rate.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, a Reset Date to, but excluding, the next following Reset Date.

“Reset Date” means the First Reset Date and       of every fifth year after 2030.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the Notes at such time. Unless we have validly called all of the outstanding Notes for redemption on a redemption date occurring on or prior to the First Reset Date, we will appoint a calculation agent for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if we have called all of the outstanding Notes for redemption on a redemption date occurring on or prior to the First Reset Date, but we do not redeem all of the outstanding Notes on such redemption date, we will appoint a calculation agent for the Notes as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there will always be a calculation agent in respect of Notes when so required). We may appoint ourselves or any of our affiliates as, and we or any of our affiliates may serve as, the calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at our principal offices, will be made available to any holder or beneficial owner of Notes upon request and will be final and binding in the absence of manifest error.

Option to Defer Interest Payments

So long as no event of default with respect to the Notes has occurred and is continuing, at our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on the Notes, an “Optional Deferral Period”).

In other words, we may declare at our discretion up to a 10-year interest payment moratorium on the Notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the Notes, and we may not begin a new Optional Deferral Period with respect to the Notes, and may not pay current interest on the Notes to which such Optional Deferral Period relates, until we have paid all accrued interest on the Notes from the previous Optional Deferral Period. We may also elect, at our option, to shorten the length of any Optional Deferral Period.

Any deferred interest on the Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Notes to the extent permitted by applicable law. Once we pay all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

We will give the trustee written notice of our election to begin an Optional Deferral Period at least five business days before the first interest payment date of such Optional Deferral Period which shall contain an instruction for the trustee to forward such notice to the holders of the Notes. However, our failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period with respect to the Notes unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral.

Certain Limitations During an Optional Deferral Period

The terms of the Notes will require that during an Optional Deferral Period, we will not do any of the following:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

(ii)

make any payment of principal, interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank equally with, or junior to, the Notes in right of payment (including debt securities of other series issued under the Subordinated Indenture); or

(iii)	make any payments with respect to any guarantee by us of any indebtedness if such guarantee ranks equally with or junior to the Notes in right of payment.

However, the foregoing provisions shall not prevent or restrict us from making:

(i)	purchases, redemptions or other acquisitions of our capital stock in connection with:

a)

any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants, agents or independent contractors of us or any of our subsidiaries or affiliates;

b)

the satisfaction of our obligations pursuant to any contract or security entered into prior to the beginning of such deferral period either (a) in the ordinary course of business or (b) other than in anticipation of the commencement of the optional deferral period; or

c)	a dividend reinvestment or shareholder purchase plan;

(ii)

any payment, dividend, distribution, purchase, repurchase, redemption, other acquisition, exchange, conversion or declaration of a dividend or distribution as a result of any reclassification of our capital stock;

(iii)

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

(iv)

any purchase, redemption or other acquisition of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or with any split, reclassification or similar transaction;

(v)

any declaration of a dividend or distribution in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption, exchange or purchase of rights pursuant thereto;

(vi)

any payment, dividend or distribution made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(vii)

payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes or other debt securities, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Notes, made pro rata to the amounts due on such indebtedness, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which such securities and guarantees is then entitled if paid in full;

(viii)	any payment on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; or

(ix)	make any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences.

Merger and Sale of Assets

We may not, in a single transaction or a series of related transactions:

•	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

•	transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•

either we are the continuing or surviving entity in such transaction or series of relates transactions or in a transaction in which we are not the continuing or surviving entity, or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by one or more supplemental indentures, all of our obligations under the Subordinated Indenture;

•	immediately after giving effect to the transaction, no default on the Notes exists; and

•	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee.

Events of Default

“Events of Default” with respect to the Notes will occur if:

•	we default in the payment of all or any part of the principal of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption, or otherwise;

•

we default in the payment of any interest on the Notes when the same becomes due and payable after taking into account any Optional Deferral Period, and such default continues for a period of 30 days (subject to our right to optionally defer interest payments as described above under “—Option to Defer Interest Payments”); or

•	certain events of bankruptcy or insolvency occur, whether voluntary or not, with respect to us or any significant subsidiary; and

Except as otherwise set forth above, an event of default does not include a failure to comply with covenants under the Subordinated Indenture.

The trustee must give holders notice of all defaults or events of default within 90 days after a responsible officer of the trustee has received written notice of such default. However, except in the cases of a default or an event of default in payment on the Notes, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default regarding the Notes should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of the outstanding Notes may declare the principal amount, together with all accrued and unpaid interest, if any, of each Note due and payable. If an event of default regarding the Notes results from certain events of bankruptcy, insolvency or reorganization with respect to us or any significant subsidiary, such amount with respect to the Notes will be due and payable immediately without any declaration or other act on the part of the holders of outstanding Notes or the trustee.

Holders of a majority in principal amount of the outstanding Notes will be entitled to control certain actions of the trustee under the Subordinated Indentures and to waive certain past defaults regarding the Notes. The trustee generally cannot be required by any of the holders of Notes to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity.

If an event of default occurs and is continuing regarding the Notes, the trustee may use any sums that it holds under the Subordinated Indenture for its own compensation and reasonable expenses incurred prior to paying the holders of the Notes.

Before any holder of any Notes may institute action for any remedy, the holders of not less than 25% in principal amount of the Notes outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. In addition, the holders of a majority of the principal amount of the Notes may not have given an inconsistent direction during such 60-day period. In addition, these limitations do not apply, however, to a suit by a holder of Notes to enforce payment of principal, interest or premium, if any.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the Notes, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the Subordinated Indenture.

Agreement to Certain Tax Treatment

Each holder and beneficial owner of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder or beneficial owner intends that the Notes constitute debt and will treat the Notes as debt for United States federal, state and local tax purposes.

No Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

Redemption

The Notes may be redeemed before maturity as described below.

Optional Redemption

We may redeem the Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day during the period commencing on the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date for the Notes.

Right to Redeem at Tax Event

The Notes are redeemable, in whole, but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, on any date not later than 120 days following the occurrence of a Tax Event.

“Tax Event” means we have received an opinion of a nationally recognized accounting firm or counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) any threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States Federal income tax purposes.

Right to Redeem at Rating Agency Event

The Notes are redeemable in whole, but not in part, at 102% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, on any date not later than 120 days following a Rating Agency Event.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology in assigning equity credit to securities such as the Notes published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Company (together with any successor thereto, a “rating agency”), (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for the Company as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Company, in the case of any rating agency that first publishes a rating for the Company after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such rating agency had the current methodology not been changed. The trustee shall not be charged with knowledge of whether a Rating Agency Event has occurred.

Redemption Procedures; Cancellation of Redemption

Notwithstanding any statement under this caption “—Redemption Procedures; Cancellation of Redemption” or elsewhere in this prospectus supplement to the contrary, installments of interest on the Notes that are due and payable on any interest payment date falling on or prior to a redemption date will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Notes and the Subordinated Indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest on the Notes to be redeemed will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period, will not be deemed to fall on a day during such Optional Deferral Period.

Notice of redemption will be mailed or otherwise delivered at least 10 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed, at the address of such holder appearing in the register of the Notes maintained by the registrar (or otherwise in accordance with the depository’s procedures). Once notice of redemption is delivered, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only a portion of the Notes is redeemed, the trustee will issue in the name of the registered holder of the Notes and deliver to such holder a new Note in a principal amount equal to the unredeemed portion of the principal of the Note surrendered for redemption. If we elect to redeem all or a portion of the Notes, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

If, at the time a notice of redemption is given, we have not effected satisfaction and discharge or defeasance of the Notes as described in the accompanying base prospectus and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the Notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled, and we shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption will be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the Notes, or portions thereof, called for redemption.

In the case of a partial redemption, selection of the applicable Notes for redemption will be made in accordance with the procedures of DTC. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. DTC’s current practice is to determine by lot the amount of the interest of each participant in such Notes to be redeemed. The trustee shall not be responsible for the calculation of any redemption price.

Governing Law

The Subordinated Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System; Delivery and Form

Global Notes

We will issue the Notes in the form of one or more global notes in definitive, fully registered, book–entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book–entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their United States depositaries, which in turn will hold such interests in customers’ securities accounts in the United States depositaries’ names on the books of DTC.

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book–entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

We understand that:

•	DTC is a limited–purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book–entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc., or FINRA.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the Securities and Exchange Commission.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book–entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book–entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Subordinated Indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Subordinated Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Subordinated Indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the United States depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross–market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the United States depositary. Such cross–market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the United States depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same–day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their United States depositaries.

Because of time–zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the Subordinated Indenture has occurred and is continuing, and DTC requests the issuance of certificated Notes; or

•	we determine not to have the Notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States (“U.S.”) federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion only applies to Notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, property held for investment) by holders who purchase the Notes in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes are sold for money. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding Notes through a partnership or other pass-through entity), persons holding Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, U.S. holders (defined below) whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, corporations that accumulate earnings to avoid U.S. federal income tax, and holders of 2026 Notes. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a Note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

As used in this prospectus supplement, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a Note, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of such partnership. Holders that are partners of such partnerships holding a Note should consult their tax advisors.

Persons considering the purchase of Notes should consult their own tax advisors as to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of Notes in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. In the opinion of Morgan, Lewis & Bockius LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Subordinated Indenture and the Notes, and certain assumptions and representations of the Company and its officers and other representatives relied upon in rendering the opinion, the Notes should be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion. If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes would be treated for U.S. federal income tax purposes as dividends to the extent of the Company’s current or accumulated earnings and profits. In the case of non-U.S. holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent otherwise reduced by an applicable income tax treaty or except to the extent effectively connected with a non-U.S. holder’s trade or business in the United States (and, if an income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States), in which case such effectively connected dividends would be subject to U.S. federal income tax on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. We agree, and by acquiring an interest in a Note each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the tax consequences that will arise if the Notes are not treated as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be respected as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest.

Except as described below, a U.S. holder will be taxed on any stated interest on the Notes at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount.

Special rules apply with respect to debt instruments that are issued with OID. Under applicable Treasury regulations relating to OID, the possibility that stated interest on the Notes might be deferred (see “Description of the Junior Subordinated Notes—Option to Defer Interest Payments”) could result in the Notes being treated as issued with OID, unless the likelihood of such deferral is considered remote. We believe and intend to take the position that the likelihood of exercising our option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because the exercise of the option to defer payments of stated interest on the Notes would generally prevent us from: (1) declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring, or making a liquidation payment with respect to, any of our capital stock; (2) making any payment of principal, interest or premium, if any, on, or repaying, purchasing or redeeming any of our debt securities that rank equally with, or junior to, the Notes in right of payment (including debt securities of other series issued under the Subordinated Indenture (as defined herein)); or (3) making any payments with respect to any guarantee by us of any indebtedness if such guarantee ranks equally with or junior to the Notes in right of payment. Similarly, in certain circumstances (e.g., “Description of the Junior Subordinated Notes—Right to Redeem at Rating Agency Event”), we may redeem the Notes by paying amounts in excess of stated interest on or principal of the Notes. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. We believe and intend to take the position that the likelihood that we will make any such payments is remote. Our determination regarding the remoteness of these contingencies is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.

In addition to the foregoing, we believe that the Notes should be treated for U.S. federal income tax purposes as “variable rate debt instruments” that provide for a single fixed rate followed by a qualified floating rate (a “QFR”). Applicable Treasury regulations set forth rules to determine whether the fixed rate and the QFR result in a debt instrument being treated as issued with OID at time of issuance. It is our expectation that the initial interest rate (the “fixed rate”) and the interest rate on each Reset Date (the “floating rate”) for the Notes will be set in a manner that will not result in OID.

In light of the foregoing rules applicable to the Notes and certain market conditions as of the date of original issuance, we expect that the Notes will not be issued with OID.1 Accordingly, except as set forth below, each U.S. holder should include in gross income that holder’s allocable share of interest on the Notes in accordance with that holder’s method of tax accounting.

However, if the IRS successfully challenged our position regarding the remoteness of the contingencies described above or if the fixed rate and floating rate were to be set in a manner inconsistent with our expectations, the Notes could be treated as issued with OID at the time of issuance. Specifically, if the possibility of interest deferral were determined not to be remote, the Notes would be treated as issued with OID and all stated interest on the Notes would be treated as OID. If payments of stated interest on the Notes are deferred (notwithstanding our expectation), the Notes may at that time be treated, solely for purposes of determining the amount of OID on the Notes, as having been retired and reissued with OID, and the sum of the remaining interest payments on the Notes would be OID. Finally, if any portion of interest pursuant to the fixed rate or the floating rate is determined as of the issue date to be in excess of “qualified stated interest” on the Notes, such excess, if significant enough, will potentially give rise to OID.

In the event the Notes are treated as issued with OID, each U.S. holder would be required to accrue and include OID in taxable income on a constant yield basis before the receipt of the cash attributable to the interest (regardless of that U.S. holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income.

Additionally, if the IRS were to determine that the possibility of excess payments was not remote, the Notes could be treated as “contingent payment debt instruments,” in which case a U.S. holder would be required to accrue interest income on the Notes in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of Notes. In the event excess payments are made, the U.S. holder will be required to recognize such amounts as income. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Retirement of the Notes.

Upon the sale, exchange, redemption or retirement of a Note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and that U.S. holder’s adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest not previously included in income, which will constitute ordinary income. If the Notes have not been subject to the OID rules, then a U.S. holder’s adjusted tax basis in the Notes generally will be its initial purchase price. If the Notes have been subject to the OID rules, then a U.S. holder’s tax basis in a Note would be increased by any OID previously includible in that U.S. holder’s gross income through the date of disposition and decreased by payments received by that U.S. holder on the Notes in respect of accrued OID. Gain or loss realized on the sale, exchange, redemption or retirement of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the Note has been held by that U.S. holder for more than one year. A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

[1]	Note to Draft: To confirm upon pricing.

Medicare Tax.

Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the Notes. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the Notes.

Backup Withholding and Information Reporting.

Information reporting requirements generally apply in connection with payments on the Notes to, and proceeds from a sale or other disposition of Notes by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax on such payments and proceeds if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder’s U.S. federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

Subject to the discussion below under “Foreign Account Tax Compliance Act” and assuming that the Notes will be treated as indebtedness for U.S. federal income tax purposes, no U.S. federal income or withholding tax will apply to interest paid on a Note to a non-U.S. holder, provided that:

•	the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote;

•	the non-U.S. Holder is not a bank acquiring the Notes as an extension of credit entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to the Company through stock ownership; and

•

the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

If a non-U.S. holder cannot satisfy the requirements described above, interest paid on the Notes (including payments in respect of OID, if any, on the Notes) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States (and, if an applicable U.S. income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (and, if an applicable U.S. income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any gain realized on the disposition of a Note generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

The amount of interest paid on the Notes to non-U.S. holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the Notes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the Notes or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of Notes to or through a U.S. office of any broker, as long as the holder:

•	has furnished to the payor or broker a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, the non-U.S. holder’s status as a non-U.S. person;

•	has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury regulations; or

•	otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of Notes to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of Notes will be subject to information reporting, but generally not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Foreign Account Tax Compliance Act.

Pursuant to sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance, a U.S. federal withholding tax at a 30% rate applies to “withholdable payments” received by certain non-U.S. holders, if certain disclosure requirements related to U.S. ownership or accounts are not satisfied (generally by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E, as applicable, or other applicable and/or successor forms). An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. For this purpose, “withholdable payments” generally include payments of interest on, and payments of gross proceeds from the sale or other disposition of, the Notes. However, the IRS issued proposed Treasury regulations that eliminate FACTA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury regulations, the Company and any withholding agent may (but are not required to) rely on this proposed change to FACTA withholding until the final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the Notes. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any holder of Notes, such withheld amount will be paid to the IRS. That U.S. federal withholding tax payment, if made, will be treated as a payment of cash to the holder of the Notes with respect to whom the payment was made and will reduce the actual amount of cash to which such holder would otherwise be entitled.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. You should consult your own tax advisors regarding the tax consequences to you of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Santander US Capital Markets LLC are acting as joint book- running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed, severally and not jointly, to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Santander US Capital Markets LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering price less a concession up to   % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession up to   % of the principal amount. After the initial offering, the underwriters may change the public offering price and any other selling terms of the Notes offered hereby.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount the Notes).

Paid by FMC
Per Note		%
Total	$

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make markets in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes or that active public markets for the Notes will develop. If active public trading markets for the Notes do not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at discounts from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be $    .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Relationships

The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging their exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Conflicts of Interest

We intend to use a portion of the net proceeds of this offering to redeem our 2026 Notes. Certain of the underwriters or their respective affiliates may be holders of our 2026 Notes. In the event that any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the FINRA members primarily responsible for managing this offering do not have a “conflict of interest” and meet certain other requirements under such rule.

Alternative Settlement Cycle

It is expected that delivery of the Notes will be made against payment therefor on or about      , 2025, which is the     business day following the date hereof (such settlement cycle being referred to as “T+ ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the     business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+ , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not, and will not be, required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at persons (i) who fall within Article 19/(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order or (iii) who are persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any of their contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and accompanying prospectus have not been reviewed, approved or authorized by or registered with any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of the attached prospectus, this prospectus supplement or any other applicable supplement, they should obtain independent professional advice.

The Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”)) other than (i) to “professional investors” as defined in the SFO, and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (“C(WUMP)O”), or which do not constitute an offer to the public within the meaning of C(WUMP)O.

No advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. Non-insured Product: The Notes are not insured by any governmental agency. The Notes are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, “Financial Instruments and Exchange Law”) and accordingly, the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This document has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, this document and any other document or material issued in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be issued, circulated or distributed, nor may notes be offered or sold, or be made the subject of any invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an Institutional Investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA, or (iii) to a Relevant Person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to an offer referred to in Section 275 (1A), and in accordance with the applicable conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iv) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where interests are subscribed or purchased under Section 275 of the SFA by a Relevant Person which is:

(1)

a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)

a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investment and each beneficiary of the trust is an accredited investor, then securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the interests pursuant to an offer made under Section 275 except:

(a)	to an Institutional Investor, an Accredited Investor, or to a Relevant Person, or to any person arising from an offer referred to in Section 275 (1A) or Section 276 (4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (offers of investments) (securities and securities-based Derivative contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The Notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA.

This prospectus supplement and the accompanying prospectus must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus or any associated documents nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The securities to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the issuer and the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. Except as provided above, the interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the program or any notes has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”) or any other governmental agency or the Australian Securities Exchange operated by ASX Limited (“ASX”) or any other stock exchange licensed under the Corporations Act. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with us under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of the Notes for resale in Australia within 12 months of the Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in the United Arab Emirates

The offering of the Notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the United Arab Emirates (“UAE”), and accordingly does not constitute a public offer of securities in the UAE in accordance with the commercial companies law, Federal Law No. 2 of 2015 Concerning Commercial Companies (as amended), and SCA Resolution No. 3 R.M. of 2017 Regulating Promotions and Introductions or otherwise. The Notes may not be offered to the public in the UAE (including the Dubai International Financial Centre). This prospectus supplement is being issued to a limited number of institutional and individual investors:

(a)

who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);

(b)

upon their request and confirmation that they understand that the Notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and

(c)

upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in South Korea

The Notes have not been and will not be registered with the Financial Services Commission of South Korea under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in South Korea as a private placement under the FSCMA. Accordingly, the Notes may not be offered, sold or delivered, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the Foreign Exchange Transactions Law of South Korea and the decrees and regulations thereunder (the “FETL”)) or to others for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except as otherwise permitted by applicable laws and regulations of South Korea, including the FSCMA and the FETL. In addition, for a period of one year from the issue date of the Notes, any acquirer of the Notes who was solicited to buy the Notes in South Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Notes.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP. Certain legal matters with respect to the Notes will be passed upon for us by Michael F. Reilly, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company. Mr. Reilly is paid a salary by the Company, is a participant in various employee benefit plans offered to employees of the Company generally, and owns shares of Common Stock of the Company as well as options, restricted stock units and performance-based restricted stock units to acquire Common Stock of the Company. Certain legal matters related to the offering of the Notes will be passed upon for the underwriters by Willkie Farr & Gallagher LLP.

PROSPECTUS

FMC CORPORATION

Common Stock, Preferred Stock, Debt Securities,

Warrants, Depositary Shares,

Stock Purchase Contracts and Stock Purchase Units

FMC Corporation, from time to time, may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement also may modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common stock is listed on the New York Stock Exchange under the symbol “FMC.”

Investing in these Securities involves certain risks. See “Risk Factors” on page 1 of this Prospectus.

You should read this prospectus and the applicable supplement, together with the documents incorporated by reference, carefully before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2025

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information,” and any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents. We are not making an offer of these securities in any jurisdiction where the offer it not permitted.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our periodic reports referred to in “Documents Incorporated by Reference” below and, if included in a prospectus supplement, under the caption “Risk Factors” in the prospectus supplement.

ABOUT THIS PROSPECTUS

All references in this prospectus to “FMC Corporation,” ”FMC,” the “company,” “we,” “our,” and “us” refer to FMC Corporation and its consolidated subsidiaries unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or the Exchange Act. Our SEC filings are available to you at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This enables us to disclose important information to you by referring you to these documents. The information incorporated by reference is deemed to be part of this prospectus, and the information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The SEC file number for these documents is 1-2376.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 28, 2025;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 1, 2025;

•	Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 11, 2025, April 22, 2025 and April 30, 2025 (Item 5.07); and

•	The description of our common stock set forth in Exhibit 4.6 to our Annual Report on Form 10-K filed with the SEC on February 28, 2025.

We also incorporate by reference into this prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of securities under this prospectus. To the extent that any information contained in any current report on Form 8-K, or any exhibit to the report, was furnished to, rather than filed with the SEC, the information or exhibit is specifically not incorporated by reference in this prospectus. Any statement made in a document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement made in this prospectus will be deemed to be modified or superseded to the extent that a settlement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To obtain a copy of any or all of the documents incorporated by reference in this prospectus, you may write or telephone us at the following address and telephone number:

FMC Corporation

2929 Walnut Street

Philadelphia, PA 19104

Attention: Treasurer

(215) 299-6000

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus may contain statements that are “forward-looking” and provide other than historical information, including statements contained in FMC’s filings with the SEC, and in reports or letters to FMC stockholders.

In some cases, FMC has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), the section captioned “Forward-Looking Information” in Part II of the 2024 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the SEC. FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

FMC CORPORATION

FMC Corporation is a global agricultural sciences company dedicated to providing farmers innovative solutions that increase the productivity and resilience of their land. From our industry-leading development pipeline to novel biologicals and precision technologies, we are passionate about the power of science to solve agriculture’s biggest challenges. FMC’s innovative crop protection solutions help growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC is committed to discovering new insecticide, herbicide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet.

We were incorporated in 1928 under Delaware law and have our principal executive offices at 2929 Walnut Street, Philadelphia, Pennsylvania 19104. Our telephone number is (215) 299-6000.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, repurchases of common stock, capital expenditures and the repayment of indebtedness.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered, including the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but is not complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to our restated certificate of incorporation and our restated by-laws, as amended, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The summary below and that contained in any prospectus supplement are not complete and are qualified in their entirety by reference to our restated certificate of incorporation and restated by-laws, as amended. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware (the “DGCL”).

Description of Common Stock

Our authorized common stock consists of 260 million shares of common stock, $0.10 par value. As of March 31, 2025, there were 124,909,227 shares of common stock issued and outstanding. In addition, approximately 2.4 million shares of unissued common stock have been reserved for stock options and awards under our incentive compensation plans as of March 31, 2025. The shares of common stock are listed on the New York Stock Exchange under the symbol “FMC.”

The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of our stock. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of our stockholders. The holders of common stock are entitled to receive dividends, if any, as and when declared from time to time by our Board of Directors out of funds legally available for distribution. Upon our liquidation, dissolution or winding up of our affairs, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock. The shares of common stock offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

Certain Certificate of Incorporation Provisions

General

We have adopted a number of provisions in our restated certificate of incorporation that might discourage certain types of transactions that involve an actual or threatened change in control of FMC Corporation. The provisions may make it more difficult and time-consuming to change majority control of our Board of Directors and thus reduce our vulnerability to an unsolicited offer, particularly an offer that does not contemplate the acquisition of all of our outstanding shares.

These provisions are intended to encourage persons seeking to acquire control of FMC Corporation to initiate such an acquisition through arm’s-length negotiations with our management and Board of Directors. Additionally, such provisions provide management with the time and information necessary to evaluate a takeover proposal and to study alternative proposals. Nonetheless, the provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of FMC Corporation, even though such an attempt might be beneficial to us and our stockholders.

Business Combination

Our restated certificate of incorporation provides that significant asset sales, dispositions of stock, liquidations, mergers and certain other business combinations involving us and persons beneficially owning 10%

or more of the voting power of our outstanding shares of common stock must be approved by the holders of at least 80% of the voting power of our outstanding voting stock. The restated certificate of incorporation requires the affirmative vote of the holders of 80% or more of the outstanding voting stock to amend, alter or repeal, or to adopt any provisions inconsistent with, such provisions.

Stockholders’ Meetings

Our restated certificate of incorporation provides that special meetings of the stockholders may only be called pursuant to a resolution approved by a majority of the Board of Directors. This limitation prevents a stockholder or group of stockholders from forcing us to conduct a stockholders’ meeting at any time not sanctioned by the Board of Directors, regardless of the number of shares of common stock held by such stockholder or group of stockholders.

No Action by Stockholder Consent

Our restated certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of our stockholders from being taken by the written consent of stockholders without a meeting. This provision may be altered, amended or repealed only if the holders of 80% or more of our outstanding voting stock vote in favor of such action.

Description of Preferred Stock

Our authorized preferred stock consists of 5 million shares of preferred stock, without par value, in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by our Board of Directors pursuant to a certificate of designation without any further vote or action by our stockholders.

As of the date of this prospectus, no shares of preferred stock are issued or outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of FMC Corporation. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the related prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related prospectus supplement will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock described in such prospectus supplement.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock as follows:

•	The maximum number of shares to constitute the series and the distinctive designation thereof;

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The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

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The price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

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The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of FMC Corporation;

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Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes and the terms and provisions relating to the operation of such fund;

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The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of our capital stock of or a third party or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether such conversion is mandatory or optional;

•	The stated value of the shares of such series;

•	The voting rights, if any, of the shares of the series; and

•	Any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

In the event of any voluntary liquidation, dissolution or winding up of the affairs of FMC Corporation, the holders of any series of any class of preferred stock shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of our common stock or any other shares ranking junior to such series, the amounts fixed by our Board of Directors with respect to such series and set forth in the applicable prospectus supplement plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs. After payment to the holders of preferred stock of the full preferential amounts to which they are entitled, the holders of preferred stock, as such, shall have no right or claim to any of our remaining assets.

If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective numbers of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding up of FMC Corporation.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interest stockholder. Under Section 203, an interested stockholder generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock.

This prohibition is effective unless:

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the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

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upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

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at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibition does not apply to business combinations with persons who were interested stockholders before the corporation became subject to Section 203.

Limitation on Liability and Indemnification Matters

Our restated certificate of incorporation provides that none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful payments of dividends or stock repurchases); or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of every officer and director and certain other persons made or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is, or was a director, officer or agent of ours or is or was serving at our request as a director, officer, employee or agent for another enterprise, against all expense, liability and loss reasonably incurred or suffered by such person in connection with the action, suit or proceeding and specifies procedures to be followed by us and any person requesting indemnification in connection with any claim.

Transfer Agent and Registrar

EQ Shareowner Services serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “FMC.”

DESCRIPTION OF DEBT SECURITIES

In this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Denominations, Registrations and Transfer.”

General

The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, dated November 15, 2009, between FMC Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. We will issue subordinated debt under a subordinated debt indenture to be entered into between FMC Corporation and U.S. Bank Trust Company, National Association, as trustee. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an “indenture” and collectively as the “indentures.” We have filed the indentures as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in “Where You Can Find More Information” and by contacting the trustee.

The following summary briefly describes the material provisions of the indentures and the debt securities, other than pricing and related terms, which will be disclosed for a particular issuance in the applicable prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to the applicable indenture. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement.

The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right, from time to time, to issue debt securities of any series previously issued.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	whether the debt is senior or subordinated;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

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if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any; if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal income tax consequences relating to the offered securities, if material;

•	the dates on which premiums, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing of the debt securities on a securities exchange; and

•	any other specific terms of the debt securities.

As currently anticipated, debt securities of a series will trade in book-entry form.

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt and unsubordinated debt.

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our “senior indebtedness” (both secured and unsecured).

In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest or other monetary amounts on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

“Senior indebtedness” has the meaning set forth in the subordinated indenture.

Covenants

Merger and Sale of Assets

We may not, in a single transaction or a series of related transactions:

•	consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

•	transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•

in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indentures, all of our obligations under the indentures;

•	immediately after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee.

Other Covenants

In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement.

Modification of the Indentures

Under the indentures, we and the relevant trustee may enter into one or more supplemental indentures to amend the indentures, without the consent of any holder of the debt securities, to:

•	evidence the succession of another obligor to us and the assumption of the covenants in the indentures and in the debt securities by such successor;

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add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	add to or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

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add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) will neither apply to any debt security created prior to the execution of the supplemental indenture nor adversely affect the rights of the holders thereof in any material respect or (ii) will become effective only when no such debt securities are outstanding;

•	secure the debt securities;

•	establish the form or terms of debt securities of any series as permitted in the indentures;

•	establish provisions with respect to conversion rights, if any;

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reflect our consolidation or merger with or into any other person or permit the consolidation or merger of any other person with or into us, or the transfer, sale, lease or other disposition of all or substantially all of our assets, in conformity with the limitations set forth in the indentures;

•	permit the issuance of uncertificated debt securities in addition to, or in place of, certificated debt securities;

•	appoint a successor trustee under either indenture;

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make changes to cure ambiguities, defects or inconsistencies or make any other provisions with respect to matters or questions arising under the indentures, provided that such changes or provisions may not materially and adversely affect the interests of holders of debt securities in any material respect;

•	conform any provisions of the indentures to the “Description of Debt Securities” contained in this prospectus or any similar provision in an applicable prospectus supplement; or

•	maintain the qualification of the indentures under the Trust Indenture Act.

We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, enter into a supplemental indenture in order to modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

•	change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;

•	reduce the principal amount or interest rate on any debt security;

•	reduce the premium payable upon any redemption of the debt securities;

•	reduce the amount of principal payable on the acceleration of any securities issued originally at a discount;

•	change the place of payment of, or type of currency for payment of, debt securities;

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impair the right to sue for the enforcement of any payment of principal, any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;

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adversely affect the right, if any, to convert such debt securities, or modify the provisions of the indentures with respect to the ranking of the debt securities in a manner adverse to the holder thereof;

•	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;

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modify any of the provisions in the applicable indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;

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modify or change any provision of the subordinated debt indenture affecting the subordination of the subordinated debt securities in a manner that adversely affects the holders of the subordinated debt securities;

•	adversely affect any right of repayment or repurchase at the option of the holder of debt securities; or

•	reduce or postpone any sinking fund.

Defaults

The senior indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay interest on any debt security of such series for 30 days when due;

•	our failure to pay principal on any debt security of such series when due;

•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

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our failure to perform for 60 days after notice given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities any other covenant in the relevant indenture other than a covenant (i) included in the relevant indenture solely for the benefit of a series of debt securities other than such series or (ii) expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee;

•	our failure to pay beyond any applicable grace period, or the acceleration (which is not rescinded or cured within 30 days of notice of acceleration) of, indebtedness in excess of $50,000,000;

•	certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any significant subsidiary; and

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the rendering of any judgment in excess of $50,000,000 against us or any significant subsidiary if either an enforcement proceeding is commenced or such judgment remains outstanding for 60 days after such judgment becomes final and is not discharged, paid, waived or stayed.

“Event of Default” with respect to a series of subordinated debt securities is defined in the subordinated indenture. In addition, the applicable prospectus supplement will describe any other event of default applicable to a series of debt securities.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any significant subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series. The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own compensation and reasonable expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. In addition, the holders of a majority of the principal amount of the debt securities of the applicable series may not have given an inconsistent direction during such 60-day period. In addition, these limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Discharge and Defeasance

With respect to the senior indenture:

After we have irrevocably deposited with the trustee cash or U.S. government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions described below, we may elect to have our obligations under the applicable indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance and discharge”). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

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the rights of holders of the debt securities to receive principal, interest and any premium when due from amounts deposited with the trustee, which will be held in trust funds for the purpose of such payments;

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our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency where securities may be presented for payment, transfer, exchange or, if applicable, conversion for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). The released obligations include:

•	our obligations regarding the delivery of reports to the trustee and holders of debt securities;

•	our obligations relating to a merger, consolidation or sale of all or substantially all of our assets; and

•	our obligation to preserve and keep in full force and effect our corporate existence.

In the event covenant defeasance occurs, any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series.

In addition, the failure to deposit a sinking fund payment when due and the failure to pay or acceleration of indebtedness in excess of $50,000,000, as described above under “Events of Default,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance and discharge or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash or specified United States government obligations in an amount, in each case, sufficient, in the written opinion of an nationally recognized firm of independent certified public accountants, to pay and discharge all of the principal, interest and any premium at due date or maturity. In addition:

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in the case of legal defeasance and discharge, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

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in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

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no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit and after giving effect to the deposit and, no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;

•

the legal defeasance and discharge or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance and discharge or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	we must deliver to the trustee an opinion of counsel that any trust arising from such deposit does not require registration under the Investment Company Act of 1940, as amended;

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no event or condition may exist that, under the defeasance provisions of the indentures, would prevent us from making payments of principal, premium, if any, or interest on the applicable debt securities on the date of deposit or at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance and discharge or covenant defeasance have been complied with.

With respect to the subordinated indenture:

The subordinated indenture provides that we may terminate our obligations under any series of debt securities if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us with respect to that series of debt securities under the subordinated indenture; or (ii) (a) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, (b) we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the debt securities of such series for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment, to pay the principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the indenture, and (c) we deliver to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of our obligations under the subordinated indenture with respect to the debt securities of such series have been complied with.

The following obligations will survive until the debt securities of such series are no longer outstanding: our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

The subordinated indenture provides that we (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities of such series, and the provisions of the subordinated indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“legal defeasance”) or (ii) may omit to comply with other specific covenants relating to the debt securities of such series in the subordinated indenture; provided that the following conditions shall have been satisfied: (a) we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest on the debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the subordinated indenture or any other material agreement or instrument to which we are a party or by which we are bound; (c) no Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; (d) we shall have delivered to the trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this provision of the subordinated indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the holders of the debt securities of such series have a valid security interest in the trust funds, and (e) we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d) (1) above may be replaced by a ruling directed to the trustee received from the Internal Revenue Service to the same effect. Notwithstanding legal or covenant defeasance, the following obligations will survive until the debt securities of such series are no longer outstanding: our obligations to execute and deliver the debt securities of such series for authentication, to set the terms of the debt securities of such series, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of the debt securities of such series, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Concerning our Relationship with the Trustee

U.S. Bank Trust Company, National Association also acts as the trustee for certain securities issued by us. We have and may continue to have banking and other business relationships with U.S. Bank Trust Company, National Association, or any subsequent trustee, in the ordinary course of business.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global securities will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee in New York, New York, or by a check mailed to the holder at such holder’s registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the material U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After your warrants expire, they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner.

The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to dealers;

•	to underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (the “Securities Act”). Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

The consolidated financial statements of FMC Corporation and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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FMC Corporation

  % Fixed-to-Fixed Reset Rate Subordinated Notes due 2055

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

Citigroup

J.P. Morgan

Santander

May  , 2025